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                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                      Three Months Ended December 31,
                                                                    ---------------------------------------------------------------
                                                                                1999                                1998
                                                                    ---------------------------          --------------------------
                                                                      Basic           Diluted              Basic           Diluted
                                                                    -----------      ----------          ----------       ---------
     I.  Shares Outstanding, Net of Treasury
            Stock Purchased During the Period:

               Stock, net                                            7,639,287        7,639,287           8,822,187       8,822,187
               Purchase of treasury stock (weighted)                  (511,548)        (511,548)
                                                                    ----------       ----------          ----------      ----------
                                                                     7,127,739        7,127,739           8,822,187       8,822,187

    II.  Weighted Equivalent Shares:

               Assumed options and warrants exercised                                   120,093                             181,539
                                                                    ----------       ----------          ----------      ----------
   III.  Weighted Average Shares and Equivalent Shares               7,127,739        7,247,832           8,822,187       9,003,726
                                                                    ==========       ==========          ==========      ==========
    IV.  Net Income                                                 $      259       $      259          $    2,511      $    2,511
                                                                    ==========       ==========          ==========      ==========
     V.  Net Income Per Share                                       $      .04       $      .04          $      .28      $      .28
                                                                    ==========       ==========          ==========      ==========
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